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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
Precision Auto Care, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, NOVEMBER 19, 2003

        The 2003 Annual Meeting of Shareholders of Precision Auto Care, Inc. (the "Company") will be held at the Company's headquarters located at 748 Miller Drive, S.E., Leesburg, Virginia on Wednesday, November 19, 2003, at 11:00 a.m., for the following purposes:

  1.
  To elect Directors for the coming year;

  2.
  To ratify the appointment of Grant Thornton LLP as independent auditors for the fiscal year ending June 30, 2004; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only holders of shares of Common Stock of record on the books of the Company at the close of business September 22, 2003 will be entitled to notice of and to vote at the 2003 Annual Meeting or any adjournment thereof.

        In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person you may, if you wish, vote personally on all matters brought before the Annual Meeting even if you have previously returned your Proxy.

                      By Order of the Board of Directors,

                      Frederick F. Simmons
                      Senior Vice President, General Counsel and Secretary

748 Miller Drive, S.E
Leesburg, Virginia 20175
October 20, 2003

PRECISION AUTO CARE, INC.
748 MILLER DRIVE, S.E.
LEESBURG, VIRGINIA 20175

PROXY STATEMENT FOR 2003 ANNUAL MEETING OF SHAREHOLDERS
Wednesday, November 19, 2003

INFORMATION CONCERNING TIMING OF THE MEETING, SOLICITATION AND VOTING

General

        The following information is submitted concerning the enclosed form of proxy and the matters to be acted upon under authority thereof at the 2003 Annual Meeting of Shareholders of the Company to be held on Wednesday, November 19, 2003, commencing at 11:00 a.m., or at any adjournment thereof, pursuant to the accompanying notice of this meeting. The 2003 Annual Meeting will be held at the Company's headquarters located at 748 Miller Drive, S.E., Leesburg, Virginia 20175. The Company intends to mail this proxy statement and accompanying proxy to all shareholders entitled to vote at the Annual Meeting on or about October 20, 2003.

Solicitation and Revocability of Proxies

        The proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by the shareholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy shall be suspended if the shareholder shall be present at the meeting and elect to vote in person. Attendance at the meeting will not, by itself, revoke a proxy. Shares represented by proxies received will be voted. Where the shareholder has specified his or her choice with respect to the proposal to be acted upon, the shares will be voted in accordance with the specification so made, and in the absence thereof will be voted by the proxy holders as directed by management.

        The cost of solicitation of proxies will be borne by the Company. Certain directors, officers and regular employees of the Company may solicit proxies by facsimile, telephone or personal interview for which they will receive no additional compensation. In addition, arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material for the meeting to beneficial owners, and the Company will reimburse them for their reasonable expenses in so doing.

Voting Rights and Outstanding Shares

        Only shareholders of record on the books of the Company at the close of business on September 22, 2003 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of that date, there were 16,558,833 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote for each matter submitted to the shareholders for approval.

        A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the 2003 Annual Meeting to constitute a quorum. Abstentions and shares of record held by a broker or its nominee ("Broker Shares") that are voted on any matter at the meeting will be counted for purposes of determining if a quorum exists. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

        The election of each nominee for Director (Item 1) requires the affirmative vote of the holders of the shares representing a plurality of the votes cast in the election of Directors. Votes that are withheld and Broker Shares that are not voted in the election of Directors will not be included in determining the number of votes cast and, therefore, will have no affect on the election of the Directors.

        Actions on all other matters to come before the 2003 Annual Meeting, including the approval of the appointment of the Company's independent auditors (Item 2), require the affirmative vote of the holders of the shares representing a plurality of the votes cast for such that the votes cast in favor of the action exceed the votes cast against it. Votes that are withheld and Broker Shares that are not voted are not considered cast either for or against a matter and, therefore, will have no affect on the outcome of the other matters to come before the 2003 Annual Meeting.

Item 1: Election of Directors

        Pursuant to the Company's Articles of Incorporation in effect as of the date of this proxy statement, the terms of all five incumbent directors will expire at the 2003 Annual Meeting. Arthur C. Kellar resigned from the board in January 2003, and the Board of Directors, at a meeting held on April 23, 2003, elected Peter C. Keefe to serve for a term expiring at the 2003 Annual Meeting to fill the vacancy caused by Mr. Kellar's resignation.

Name	Age	Director Since	Principal Occupation	Additional Information
Woodley A. Allen	56	1991	President, Allen Management Services, Oakton, VA (management consulting firm)	Mr. Allen has been Chairman of the Board of the Company since February 2000 and also serves as Chairman of the Executive Committee, the Audit Committee and the Nominating Committee. He served as Chief Financial Officer of EZ Communications, Inc. (publicly traded radio broadcasting company) from March 1973 to May 1992, and has been acting Chief Financial Officer of BIA Financial Network, Chantilly, VA (merchant banking and investment firm) since February 2003.
Louis M. Brown, Jr.	60	2000	President and Chief Executive Officer since August 2000
				Mr. Brown has been a director of Micros Systems, Inc. (a leading provider of information technology for the hospitality industry) since 1977. He was its Chairman from January 1987 until April 2001, and has been its Vice Chairman since April 2001.
Bassam N. Ibrahim	42	1993	Partner, Burns, Doane, Swecker & Mathis LLP, Alexandria, VA (law firm)	Mr. Ibrahim also serves as Chairman of the Organization and Compensation Committee. Mr. Ibrahim practiced law with Popham, Haik, Schnobrich & Kaufman (law firm) from June 1994 to August 1996.
Peter C. Keefe	46	2003	President, Avenir Corporation, Washington, D.C. (investment advisor)	Mr. Keefe has been President of Avenir Corporation since January 2000, and served as its Vice President from May 1991 until January 2000.
John D. Sanders, Ph. D.	65	2002	Investor/Consultant
				Dr. Sanders serves as a business consultant to emerging technology companies. He was Chairman and Chief Executive Officer of Tech News, Inc., a technology news publisher, from 1988 to 1996, prior to its sale to the Washington Post Company. In addition, Dr. Sanders has been a Registered Representative of Wachtel & Co., Inc., a Washington D.C.-based stock brokerage firm, since 1968. Dr. Sanders also serves on the board of directors of Sensystech, Inc.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

Meetings and Committees of the Board

        The Company has four standing Committees of the Board of Directors: (i) the Executive Committee; (ii) the Audit Committee; (iii) the Organization and Compensation Committee; and (iv) the Nominating Committee.

        The Board of Directors of the Company held 6 meetings during the fiscal year ended June 30, 2003. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees on which they served.

        Executive Committee.    The Executive Committee has the power and authority of the Board of Directors. Mr. Allen serves as Chairman of the Executive Committee. Messrs. Brown and Ibrahim serve as members of the Committee. During the fiscal year ended June 30, 2003, the Executive Committee did not meet.

        Audit Committee.    The Audit Committee makes recommendations regarding the engagement of the Company's independent auditors, reviews the arrangement and scope of the audit, considers comments made by the independent auditors with respect to the adequacy of the Company's internal accounting controls, and reviews non-audit services provided by the firm. Mr. Allen serves as Chairman of the Audit Committee. Messrs. Sanders and Keefe serve as members of the Committee. During the fiscal year ended June 30, 2003, the Audit Committee met 3 times.

        Organization and Compensation Committee.    The Organization and Compensation Committee (the "Compensation Committee") reviews and approves (or recommends to the full Board) the annual salary, bonus and other benefits of senior management of the Company; reviews and makes recommendations to the Board relating to executive compensation and plans; and establishes, and periodically reviews, the Company's policy with respect to management perquisites. Mr. Ibrahim serves as Chairman of the Compensation Committee. Mr. Keefe also serves as a member of the Compensation Committee. During the fiscal year ended June 30, 2003, the Compensation Committee did not meet.

        Nominating Committee.    The Nominating Committee makes recommendations regarding the election of Board members, committee appointments and corporate governance guidelines. Mr. Allen serves as Chairman of the Nominating Committee, and Mssrs. Ibrahim and Sanders also serve as members of the Committee. The Committee met once during the fiscal year ended June 30, 2003.

Compensation of Directors

        Directors who are employees receive no additional compensation for serving as directors.

        Pursuant to the 1998 Precision Auto Care, Inc. Outside Directors' Stock Option Plan, each non-employee director who has served as a director of the Company for at least one year as of the date of each annual meeting of shareholders may receive an option to purchase 2,500 shares of the Company's Common Stock, exercisable over the following ten years at an exercise price of the average of the highest and lowest sale price per share of Common Stock on the date of the grant, or, if there shall have been no such sale so reported on that date, on the last preceding date on which a sale was so reported. Those directors who have served less than one year may receive an option for a prorated portion of 2,500 shares based on their terms of service as determined by the Compensation Committee.

        In addition, pursuant to the Precision Auto Care, Inc. 2000 Outside Directors' Stock Plan, each non-employee director attending a meeting of the Board of Directors in person may receive a grant of Common Stock equal to $1,000 divided by the average of the highest and lowest sale price per share of Common Stock on the date of the grant, or, if there shall have been no such sale so reported on that date, on the last preceding date on which a sale was so reported.

        In January 2001, the Board of Directors suspended the issuance of awards under the 1998 and 2000 Outside Directors' Stock Options Plans, and determined to pay non-employee directors $1,000 for each board and committee meeting attended (with an aggregate maximum for all non-employee directors of $60,000 per year), with payment to be deferred, without interest, until the Company's financial condition permits.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The table below sets forth the compensation earned and paid during each of the Company's last three fiscal years to the chief executive officer and the four most highly compensated executive officers who earned $100,000 or more during the fiscal year ended June 30, 2003.

Name and Principal Position	Year	Salary		Bonus			Other Annual Compensation		Restricted Stock Awards	Securities Underlying Options	All Other Compensation(1)
Louis M. Brown, Jr President and Chief Executive Officer	2003 2002 2001	$38,462 1 1	(2)		— 115,000 —	(4)	$115,000 — —	(3)	— — —	50,000 500,000 —	— — —
Robert R. Falconi Executive Vice President and Chief Operating Officer	2003 2002 2001	$205,000 207,885 156,154	(8)	$ $	88,333 72,250 —	(5) (7)	$10,000 — —	(6)	— — —	100,000 180,000 250,000	$2,010 1,823 1,500
Frederick F. Simmons Senior Vice President, General Counsel & Secretary	2003 2002 2001	$178,404 175,000 57,212	(10)		$30,949 25,000 —	(9)	$10,000 — —	(6)	— — —	200,000 — —	$2,585 3,000 25,000	(11)
John T. Wiegand Senior Vice President— Operational Programs	2003 2002 2001	$145,380 147,000 138,846			— — —		$7,500 — —	(12)	— — —	— — 22,500	$2,181 2,205 2,083
Joel L. Burrows Vice President—Training/ Research & Development	2003 2002 2001	$133,654 124,231 113,846			— — —		— — —		— — —	— — 25,000	$1,746 1,719 1,708

(1)
Except as otherwise indicated, amounts shown represent the Company's matching contributions to the 401(k) Savings Plan as indicated below.

(2)
Began receiving cash compensation based on annual salary of $250,000 beginning May 5, 2003.

(3)
Received compensation in the form of 500,000 shares of common stock @ $.23 per share on April 23, 2003 covering the period from August 5, 2002 to May 4, 2003. As of June 30, 2003, this stock was worth $290,000 based on the closing price of $.58 per share.

(4)
Stock bonus of 500,000 shares of common stock @ $.23 per share on September 24, 2001. As of June 30, 2003, this stock was worth $290,000 based on the closing price of $.58 per share.

(5)
Cash bonus of $58,333. Also includes stock bonuses of 100,000 shares of common stock @ $.28 per share on January 15, 2003. As of June 30, 2003, this stock was worth $58,000 based on $.58 per share.

(6)
Received compensation in the form of 43,478 shares of common stock @ $.23 on April 23, 2003. As of June 30, 2003, this stock was worth $25,217 based on $.58 per share.

(7)
Cash bonus of $55,000. Also includes stock bonus of 75,000 shares of common stock @ $.23 per share on September 24, 2001. As of June 30, 2003, this stock was worth $43,500 based on the closing price of $.58 per share.

(8)
Employment began on September 6, 2000.

(9)
Cash bonus of $28,449.

(10)
Employment began on March 5, 2001.

(11)
Moving allowance paid in cash on March 5, 2001.

(12)
Received compensation in the form of 32,608 shares of common stock @ $.23 per share on April 23, 2003. As of June 30, 2003, this stock was worth $18,913 based on the closing price of $.58 per share.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table presents information concerning stock option grants to the named executive officers in the last fiscal year.

					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year
			Weighted Average Exercise Price(2)
Name				Expiration Date(3)
					5%	10%
Louis M. Brown, Jr.	50,000	10.75%	$0.44	01/15/2013	$35,836	$57,062
Robert R. Falconi	100,000	21.51%	0.44	01/15/2013	71,671	114,125
Frederick F. Simmons	200,000	43.01%	0.44	03/05/2011	143,343	228,249
John T. Wiegand	—	—	—	—	—	—
Joel L. Burrows	—	—	—	—	—	—

(1)
Stock options exercisable into 465,000 shares of Common Stock were granted to all employees, non-employee directors of the Company and related parties as a group during the fiscal year ended June 30, 2003.

(2)
The exercise price is the "fair market value" of the Company's Common Stock at the date of grant as determined in good faith by the Company's Board of Directors.

(3)
Date shown is expiration date of latest grant. Options generally vest and become exercisable in annual installments of 33 1/3% of the shares covered by each grant commencing on the first anniversary of the grant date, and expire ten years after the grant date.

(4)
The dollar amounts under the potential realizable values column use the 5% and 10% rates of appreciation permitted by the SEC, and are not intended to forecast actual future appreciation in the stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved. The assumed rates are compounded annually to the full ten-year term of the options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table presents information concerning stock option exercises by the named executive officers during the fiscal year ended June 30, 2003 and the fiscal year-end option values.

		Value of Shares Acquired on Exercise During Year Ended June 30, 2003
	# Shares Acquired on Exercise During Year Ended June 30, 2003		Number of Securities Underlying Unexercised Options at June 30, 2003		Value of the Unexercised In-the-Money Options at June 30, 2003 (1)
Name
			Exercisable	Unexercisable	Exercisable	Unexercisable
Louis M. Brown, Jr.	—	—	166,666	383,334	$41,667	$90,334
Robert R. Falconi	—	—	226,665	303,335	38,333	55,667
Frederick F. Simmons	—	—	100,000	100,000	14,000	14,000
John T. Wiegand	—	—	42,083	4,167	5,892	583
Joel L. Burrows	—	—	23,333	1,667	3,267	233

(1)
The closing price for the Company's Common Stock as reported by the OTCBB on June 30, 2003 (the last trading day in the Company's fiscal year), was $0.58. Value is calculated on the basis of the difference between the option exercise price and $0.58, multiplied by the number of shares of Common Stock underlying the option.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the shares of Common Stock beneficially owned by (i) persons known by the Company to beneficially own greater than 5% of the Company's outstanding stock, (ii) each director of the Company, (iii) each executive officer named in the table below labeled Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. For purposes of this table, and as used elsewhere in this Proxy Statement, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of a security or the power to dispose, or to direct the disposition of, a security. Except as otherwise indicated, (a) the address of each owner listed below is 748 Miller Drive, S.E., Leesburg, VA 20175; (b) Company believes that each individual owner listed below exercises sole voting and dispositive power over their shares; (c) the Company believes that each individual owner listed below exercises sole voting and dispositive power over their shares; and (d) the information presented is as of the Record Date.

Name of Beneficial Owner	Beneficially Owned Number of Shares	Percentage of Outstanding Common Stock
Avenir Corporation (1)	2,099,193	12.48%
Falcon Solutions Limited (2)	2,402,421	14.50%
Arthur C. Kellar (3)	3,505,094	20.93%
Louis M. Brown, Jr. (4)	3,588,714	21.21%
Woodley A. Allen (5)	110,838	0.66%
Bassam N. Ibrahim (6)	89,526	0.19%
John D. Sanders, Ph.D.	58,200	0.35%
Robert R. Falconi (7)	858,248	5.03%
Frederick F. Simmons (8)	143,748	0.86%
John T. Wiegand (9)	74,691	0.45%
Joel L. Burrows (10)	25,268	0.15%
All directors and executive officers as a group (13 persons) (11)	5,983,649	34.01%

(1)
Based in part on Schedule 13G/A filed with the SEC on February 14, 2003. Its business address is 1725 K Street, N.W., Suite 410, Washington, DC 20006.

(2)
Based in part on Schedule 13G filed with the SEC on November 19, 2002. Its business address is 2, Harbormaster Place, Custom House Dock, Dublin 1, Ireland. Includes shares owned by Desarollo Integrado, S. A. de C.V., a Mexican corporation under common control with Falcon Solutions Limited.

(3)
Mr. Kellar was a Director of the Company until his resignation in January 2003. Includes options to purchase 37,500 shares that are exercisable within 60 days.

(4)
Mr. Brown is also the President and Chief Executive Officer and a Director. Includes 3,255,380 shares owned by the Louis M. Brown Revocable Trust of which Mr. Brown is the sole trustee and beneficiary. Also includes options to purchase 333,334 shares that are exercisable within 60 days.

(5)
Includes options to purchase 72,500 shares that are exercisable within 60 days.

(6)
Includes options to purchase 32,500 shares that are exercisable within 60 days.

(7)
Includes options to purchase 370,000 shares that are exercisable within 60 days.

(8)
Includes options to purchase 100,000 shares that are exercisable within 60 days.

(9)
Includes options to purchase 42,083 shares that are exercisable within 60 days.

(10)
Includes options to purchase 25,000 shares that are exercisable within 60 days.

(11)
Includes options to purchase 1,072,916 shares that are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file reports of ownership and changes of ownership with the Securities and Exchange Commission. The Company believes that during the period from July 1, 2002 through June 30, 2003, its directors and executive officers timely complied with all applicable Section 16(a) filing requirements, except for the following: Kevin Bates, Vice President—Marketing, filed a Form 4 on May 6, 2003, with respect to stock options granted on April 23, 2003; Louis M. Brown, President & CEO, filed a Form 4 on May 6, 2003, with respect to stock options granted on

January 15, 2003 and April 23, 2003; Joel Burrows, Vice President—Training/Research & Development, filed a Form 4 on May 7, 2003, with respect to stock options granted on April 23, 2003; Everett Casey, Vice President—Assistant General Counsel, filed a Form 4 on or about May 7, 2003, with respect to stock options granted on April 23, 2003; Robert Falconi, Executive Vice President & COO, filed a Form 4 on or about February 13, 2003 with respect to a purchase of shares on the open market on January 17, 2003 and filed a Form 4 on May 6, 2003, with respect to stock options granted on January 15, 2003; Peter Keefe, a director elected on April 23, 2003, filed a Form 3 on May 13, 2003; Glyn Massingill, Vice President—Franchise Services, filed a Form 5 on August 15, 2003 reflecting re-pricing of stock options on September 27, 2002; Frederick Simmons, Senior Vice President, General Counsel and Secretary, filed a Form 4 on May 5, 2003 with respect to stock options granted on January 15, 2003; and John Wiegand, Senior Vice President—Operational Programs & Training, filed a Form 4 on May 6, 2003, reflecting a re-pricing of stock options granted on September 27, 2002.

EMPLOYMENT ARRANGEMENTS

        Effective August 4, 2000, the Company entered into an employment agreement with Louis M. Brown, Jr. pursuant to which Mr. Brown agreed to serve as President and Chief Executive Officer. Under this agreement, Mr. Brown received a salary of $1.00 for the first year. For the second year of employment, Mr. Brown's base salary was $0.70 per year plus a stock award of 500,000 shares and a stock option of 500,000 shares, exercisable at $0.33 per share, vesting at 33 1/3% per year over three years; thereafter, Mr. Brown will receive a base salary and other compensation as may be determined by the Compensation Committee. On April 23, 2003, the Board of Directors (with Mr. Brown abstaining) approved the issuance to Mr. Brown of 500,000 shares of common stock of the Company as compensation for the period from August 5, 2002 to May 4, 2003, approved the issuance by September 30, 2003 of an additional 250,000 shares contingent on Mr. Brown's continued employment through August 31, 2003, and agreed to pay federal and state income taxes on the value of these shares at the time of issuance in excess of $0.23 per share, the closing price on April 22, 2003. These shares have been earned but have not been issued as of the Record Date. Beginning May 5, 2003, Mr. Brown has received cash compensation at the annual rate of $250,000.

REPORT OF THE
ORGANIZATION AND COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        The Organization and Compensation Committee of the Board of Directors (the "Compensation Committee"), which is composed entirely of outside directors of the Company, is responsible for developing and recommending to the Board of Directors the Company's general compensation policies. The Compensation Committee approves the compensation plans for the Company's executive officers, including the Chief Executive Officer (CEO), and determines the compensation to be paid to the executive officers. The Compensation Committee also is responsible for the granting of stock options and restricted stock awards to the executive officers and the administration of the Company's various incentive compensation plans.

        The Compensation Committee has furnished the following report for fiscal year 2003:

        Compensation Philosophy.    The Company's philosophy with respect to executive compensation is based on the principle that the compensation of its executive officers should be competitive with compensation of senior executives at comparable companies, and that a meaningful portion of the compensation received should be closely tied to the performance of the Company and, in certain instances, to the achievement of individual goals. Through this link between pay and performance, it is the intent of the Company to provide direct incentives for the Company's financial success and the creation of incremental shareholder value.

        Executive Officer Compensation.    The key components of compensation for the executive officers consist of annual compensation provided by base salary and annual performance bonuses, and long-term compensation provided by stock options and restricted stock awards.

        In September 2001, Louis M. Brown, Jr., President and Chief Executive Officer of the Company, received a bonus in the form of 500,000 shares of common stock (valued at $115,000, based on the then market price of $0.23 per share) and Mr. Falconi, Executive Vice President and Chief Operating Officer, received a cash bonus of $55,000 plus a stock bonus of 75,000 shares of common stock (valued at $17,250 at the then market price of $0.23 per share). On April 23, 2003, the Board of Directors (with Mr. Brown abstaining) approved the issuance to Mr. Brown of 500,000 shares of common stock of the Company as compensation for the period from August 5, 2002 to May 4, 2003, approved the issuance by September 30, 2003 of an additional 250,000 shares contingent on Mr. Brown's continued employment through August 31, 2003, and agreed to pay federal and state income taxes on the value of these shares at the time of issuance in excess of $0.23 per share, the closing price on April 22, 2003. These shares have been earned but have not been issued as of the Record Date. Beginning May 5, 2003, Mr. Brown has received cash compensation at the annual rate of $250,000.

        Members of the Committee believe they have a general awareness of pay practices among companies of roughly comparable size, complexity, and/or industry focus. Based upon the Committee's general knowledge and the commissioned study, other than the compensation paid to Mr. Brown addressed later in this report, members of the Committee believe that the Company's compensation levels are generally commensurate with those of similar companies. Other than as indicated above, compensation of the executive officers is a subjective determination and has not been determined by reference to any specific criteria or factors related to corporate performance.

        Stock Options.    Stock options are granted to executive officers, as well as other employees, based upon the subjective evaluation of employees' general overall performance and upon their relative rank within the Company. No specific performance criteria are considered, and there is no fixed formula for differentiating the number of options granted to an individual or to all employees in the aggregate. The Company's approach to long-term incentives provided by stock options has been a flexible one, in which the effort is to attract and retain able key employees by giving them an opportunity for stock ownership. A total of 465,000 options were awarded in fiscal year 2003 to all employees, non-employee directors, officers and related parties as a group. These options generally vest in three equal, annual installments commencing one year from the date of the grant.

        Restricted Stock Awards.    Pursuant to the 1999 Employee Stock Option and Restricted Stock Plan, in March 1999 certain executive officers were granted restricted stock awards, including John T. Wiegand who received an award of 15,000 shares of the Company's Common Stock. Under the terms of the award to Mr. Wiegand, his right, title and interest to the shares of Common Stock awarded vested in full on the third anniversary of the grant (i.e., March 2002), with accelerated vesting as follows: (a) if the Company's stock price closes at $4.00 per share, 25% of the shares will become vested; (b) if the Company's stock price closes at $6.00 per share, 75% will become vested; and (c) if the Company's stock price closes at $8.00 per share, 100% of the shares will become vested. In September 1999, Mr. Wiegand was issued 3,750 shares of Common Stock under the terms of his restricted stock award because the share price of the Common Stock had closed at above $4.00. In August 2002, Mr. Wiegand was issued the remaining 11,250 shares under the terms of the restricted stock award.

        Compensation of the Current Chief Executive Officer.    Louis M. Brown, Jr., the current President and Chief Executive Officer, joined the Company on August 4, 2000. For the first year of employment, Mr. Brown's annual base salary was $1.00. For the second year of employment, Mr. Brown's annual base salary was $0.70 plus a stock award of 500,000 shares and a stock option of 500,000 shares, exercisable at $0.33 per share, vesting at 33 1/3% per year over three years; thereafter, Mr. Brown will receive a base salary and other compensation as may be determined by the Organization and Compensation Committee of the Board of Directors. From August 5, 2002 to May 4, 2003, Mr. Brown received compensation in the form of 500,000 shares of common stock of the Company. An additional 250,000 shares has been earned but not yet issued for the period from January 4, 2003 to May 4, 2003. Beginning May 5, 2003, Mr. Brown has received cash compensation at the annual rate of $250,000.

        The Committee believes its approach to compensation for the President and Chief Executive Officer is consistent with the Company's ongoing effort to achieve a responsible balance between short-term and long-term performance for the Company and its shareholders, and to provide compensation incentives for its senior executives that encourage those results.

        Tax Compliance Policy.    Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deductible compensation paid to a company's Chief Executive Officer and to each of the four highest-paid executives employed as executive officers on the last day of the fiscal year. However, the limitation does not apply to performance-based compensation provided certain conditions are satisfied. The Committee does not anticipate that in the foreseeable future any officer of the Company will earn compensation in excess of $1 million that would not qualify as performance-based compensation. Therefore, the Committee has not yet determined a policy with respect to Section 162(m). The Committee intends to review the implications of Section 162(m) when it becomes more relevant with respect to the Company's executive compensation policies.

        All members of the Compensation Committee concur in this report to the shareholders.

        The Organization and Compensation Committee

    Bassam N. Ibrahim, Chairman
    Peter C. Keefe

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        On October 30, 2002, the Company entered into an Exchange Agreement with Arthur C. Kellar and Desarollo Integrado, S.A. de C.V. ("Desarollo Integrado"). Mr. Kellar and Desarollo Integrado own Precision Funding, L.L.C. ("Precision Funding"). Mr. Kellar was a member of the Board of Directors until his resignation in January 2003 and was serving on the Audit Committee and the Compensation Committee. Desarollo Integrado is an entity controlled by Mauricio Zambrano (together with his parents and siblings), who served on the Board of Directors until his resignation in February 2002. Pursuant to the Exchange Agreement, debt owed to Mr. Kellar totaling $5,269,893 and debt owed to Precision Funding totaling $12,659,888 was converted into 2,500,000 shares of Common Stock and 500,000 shares of Series A Cumulative Redeemable Preferred Stock. In addition, the Company issued to Mr. Kellar and to the owners of Precision Funding warrants to purchase an aggregate of 11,472,039 shares of Common Stock at $.44 per share, exercisable over ten years, with vesting beginning on December 31, 2003.

        Mr. Ibrahim, Chairman of the Compensation Committee, is a partner with the law firm of Burns, Doane, Swecker & Mathis LLP, which firm provided certain legal services for the Company during the last fiscal year. The amount paid to the law firm during the last fiscal year totaled $89,895.

        Except for the foregoing, during the fiscal year ended June 30, 2003: (1) none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries; (2) none of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeded $60,000; (3) none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee like that, the entire board of directors) of another entity where one of that entity's officers served on the Company's Compensation Committee or one of its executive officers served as a director on the Company's Board; and (4) none of the Company's executive officers was a director of another entity where one of that entity's officers served on the Company's Compensation Committee.

SHAREHOLDER RETURN COMPARISON

        The following line graph compares the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the Nasdaq Stock Market (U.S. Index), an, the Russell 2000 Index, the S&P Auto Parts & Equipment Index and index composed of peer companies named below in footnote 1 during the past five fiscal years ended June 30, 2003:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PRECISION AUTO CARE, INC., NASDAQ STOCK MARKET, RUSSELL 2000 INDEX,
THE S & P AUTO PARTS & EQUIPMENT INDEX AND A PEER GROUP

	July 1, 1998	June 30, 1999	June 30, 2000	June 30, 2001	June 30, 2002	June 30, 2003
PRECISION AUTO CARE, INC.	100.00	31.01	7.13	5.47	2.53	6.13
NASDAQ STOCK MARKET (U.S.)	100.00	143.67	212.43	115.46	78.65	87.33
RUSSELL 2000 INDEX	100.00	101.50	116.04	116.80	106.67	104.92
S & P AUTO PARTS & EQUIPMENT INDEX	100.00	92.44	64.84	75.62	77.66	65.77
PEER GROUP(1)	100.00	103.06	63.41	109.18	160.75	158.66

*
Assumes $100 invested on July 1, 1998 in the Company's common stock or the stated index, including reinvestment of dividends. Fiscal year ending June 30.

(1)
The peer group index selected for purposes of this line graph consists of the following automotive companies: Auto Zone, Inc., Genuine Parts Company, O'Reilly Automotive, Inc., Discount Auto Parts, Inc., Monroe Muffler & Brake, Inc., Pep Boys, Inc., and Pennzoil Company.

Item 2: Ratification of Appointment of Independent Auditors

        At the Annual Meeting, the shareholders will be asked to ratify the appointment of Grant Thornton LLP, who have served as the Company's independent auditors since November 2000, as the Company's independent auditors for the fiscal year ending June 30, 2004.

        Ratification of the appointment of the independent auditors will require the affirmative vote of holders of shares of Common Stock representing a majority of the number of votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors (the "Audit Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which was attached to the definitive proxy statement filed with the SEC on March 6, 2001 as Appendix A and is incorporated herein by reference. The Audit Committee reviews audit fees and recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met and held discussions with management and Grant Thornton LLP, the Company's independent accountants as of the fiscal year ended June 30, 2003.

        Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton LLP.

        The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), including the scope of the auditor's responsibilities, significant accounting adjustments and any disagreements with management.

        The Audit Committee also has received the written disclosures and the letter from Grant Thornton LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Grant Thornton LLP that firm's independence from the Company.

        The Audit Committee reviews the aggregate fees billed by Grant Thornton LLP for professional services rendered during the fiscal year ended June 30, 2003. During the 2003 fiscal year, Gant Thornton LLP billed the following amounts to the Company:

Audit Fees	$157,448
Financial Information Systems Design and Implementation Fees	—
Consulting re sale of Mexican assets	36,729
Tax Services	52,034
All Other Fees	—

Total 2003 Fiscal Year Audit Fees	$246,211

        Based upon the Audit Committee's discussions with management and Grant Thornton LLP and the Audit Committee's review of the representation of management and the report of Grant Thornton LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003 filed with the Securities and Exchange Commission.

                      THE AUDIT COMMITTEE

                      Woodley A. Allen, Chairman
                      Peter C. Keefe
                      John D. Sanders, Ph.D.

September 17, 2003

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On October 30, 2002, the Company entered into an Exchange Agreement with Arthur C. Kellar and Desarollo Integrado, S.A. de C.V. ("Desarollo Integrado"). Mr. Kellar and Desarollo Integrado own Precision Funding, L.L.C. ("Precision Funding"). Mr. Kellar was a member of the Board of Directors until his resignation in January 2003 and was serving on the Audit Committee and the Organization and Compensation Committee. Desarollo Integrado is an entity controlled by Mauricio Zambrano (together with his parents and siblings), who served on the Board of Directors until his resignation in February 2002. Pursuant to the Exchange Agreement, debt owed to Mr. Kellar totaling $5,269,893 and debt owed to Precision Funding totaling $12,659,888 was converted into 2,500,000 shares of Common Stock and 500,000 shares of Series A Cumulative Redeemable Preferred Stock. In addition, the Company issued to Mr. Kellar and to the owners of Precision Funding warrants to purchase an aggregate of 11,472,039 shares of Common Stock at $.44 per share, exercisable over ten years, with vesting beginning on December 31, 2003.

        Bassam N. Ibrahim, a director of the Company, is a partner in Burns, Doane, Swecker & Mathis LLP, an Alexandria, Virginia law firm that performs legal services for the Company related to intellectual property protection. Fees paid to the firm by the Company in the fiscal year ended June 30, 2003 totaled $89,895; this amount did not exceed five percent of the firm's gross revenues.

        On October 15, 1998, the Company entered into a subordinated debenture with Board LLC, a limited liability company organized and funded by 11 directors serving on the Board as of the time of the transaction, including Messrs. Allen and Ibrahim. The sole purpose of this subordinated debenture was to provide additional financing to the Company. Under the terms of the agreement, the Company received $2 million and was to make monthly interest payments at an annual rate of 14% with the principal to be paid at the end of the loan term of twelve months. The terms of the subordinated debt call for increases in the interest rate if the Company defaults in the timely payment of interest on the subordinated debt. The Company is not permitted to make any payment with respect to the subordinated debt during the continuance of a default or event of default under the Bank Facility. Board LLC has approved the waiver of existing events of default and the extension of the maturity date on such debt to November 1, 2000 and the interest rate returned to 14% effective August 15, 1999. Subsequent to June 30, 2000, Board LLC extended the maturity date to and waived all debt covenants with respect to defaults through September 30, 2002. In February 2001, the Company renegotiated the loan agreement with the Board LLC. All of the interest of approximately $407,000 that had been accrued up to that point was waived. Under the terms of the new agreement, the Company agreed to make monthly payments through December 2003. The effective interest rate for the new agreement was 8.68% per annum. In January 2002, the Company renegotiated the loan agreement with the Board LLC. Under the terms of the new agreement, the Board LLC agreed to a revised payment plan consisting of monthly payments of $50,000 ending in December 2003. The effective interest rate for the new agreement is 8.68% per annum. On July 17, 2003, the Company reached an agreement with Board LLC to restructure the remaining debt obligation of $632,528 by payment of $200,000 within three days' following approval by the Company's Board of Directors, agreement to pay an additional $50,000 in ten monthly installments of $5,000 each, beginning one month after the date of approval by the Company's Board of Directors, and issuance of warrants to purchase an aggregate of 400,000 shares at an exercise price of $0.44 per share, exercisable over ten years. The Company's Board of Directors approved the transaction on July 28, 2003.

SHAREHOLDER PROPOSALS AND NOMINATION PROCEDURES

        In order for a shareholder proposal to be considered for the 2004 Annual Meeting of Shareholders, it must be received by the Company at its offices no later than August 1, 2004. All shareholder proposals should be mailed to the Company at 748 Miller Drive, S. E., Suite G-1, Leesburg, VA 20175 and addressed to the attention of Frederick F. Simmons, Secretary. To be eligible for inclusion in the proxy material for that meeting, such proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended. In order to be considered at an Annual Meeting, a shareholder proposal must be presented by the proponents or their representatives in attendance at the meeting.

        For nominations by a shareholder to be properly considered at the Annual Meeting, the shareholder must notify the Secretary at least 70 and no more than 90 days before the first anniversary of the prior year's Annual Meeting unless the Annual Meeting date is advanced by more than 20 days, or delayed by more than 70 days, in which case the nomination must be delivered not earlier than the 90th day prior to the Annual Meeting and not later than the close of business on the later of the 70th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the Annual Meeting date is made. Nominations submitted by shareholders must contain the nominee's qualifications, the nominee's written consent to serve if elected, and other information required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; the name, address and number of shares owned by the nominating shareholder; and whether the nominating shareholder is part of a group soliciting or intending to solicit proxies from shareholders.

OTHER MATTERS

        The Board of Directors does not know of any other matters to be presented at the 2003 Annual Meeting or action to be taken thereat except those set forth in this Proxy Statement. If, however, any other business properly comes before the 2003 Annual Meeting, the persons named in the proxy accompanying this Proxy Statement will have the discretionary authority to vote upon such business, as well as matters incident to the conduct of the 2003 Annual Meeting.

        UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR. ADDRESS REQUESTS TO EVERETT F. CASEY, ASSISTANT SECRETARY, PRECISION AUTO CARE, INC., P. O. BOX 5000, LEESBURG, VIRGINIA 20177-5000.

/  Please Detach and Mail in the Envelope Provided  /

PRECISION AUTO CARE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 19, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Louis M. Brown, Jr., Robert R. Falconi and Frederick F. Simmons and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as set forth on the reverse side, all the shares of Common Stock of Precision Auto Care, Inc., held of record by the undersigned on September 22, 2003, at the 2003 Annual Meeting of Shareholders to be held on November 19, 2003, or any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

PRECISION AUTO CARE, INC.

November 19, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

/  Please Detach and Mail in the Envelope Provided  /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLANK INK AS SHOWN HERE ☒

☒	Please mark your votes as indicated in this example
1.	ELECTION OF FIVE DIRECTORS TO SERVE FOR A TERM OF ONE YEAR:
NOMINEES:
☐	FOR ALL NOMINEES	☐ ☐	Woodley A. Allen Luis M. Brown, Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ ☐ ☐	Bassam N. Ibrahim Peter C. Keefe John D. Sanders, Ph. D.
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
2.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF PROPERLY EXECUTED, IT WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registred name(s) on the account may not be submitted via this method.	☐
Signature of Shareholder	Date	Signature of Shareholder	Date

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as a executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EMPLOYMENT ARRANGEMENTS
REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SHAREHOLDER RETURN COMPARISON
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS AND NOMINATION PROCEDURES
OTHER MATTERS